Name Of Selling Stockholder
Shares Owned Prior To This Offering
Total Number Of Shares To Be Offered For Selling Shareholders Account Total Shares To Be Owned Upon Completion Of This Offering
Percent Owned Upon Completion Of This Offering

                                                                                Total Number
                                                                                Of Shares To     Total Shares To  Percent
                                                                                Be Offered For  Be Owned          Owned Upon
                                                                                Selling             Upon               Completion
Name of Selling                Shares Owned Prior     Shareholders     Completion of    of This
Stockholder                       To This Offering          Account            This Offering     Offering
MARCO BABINI                           228,000            228,000            NIL                        NIL
2271 West 13th Avenue,
Vancouver, BC, V6K 2S5

MARSHALL BERTRAM               235,000           235,000            NIL                        NIL
15652 Aster Road,
Surrey, BC  V4A 1Y5

FRANK MACKAY                         205,000          205,000             NIL                      NIL
#400, 73 Water Street
Vancouver, BC  V6G 1A1

WILLIAM CHANG                        232,000          232,000              NIL                     NIL
4275 Lancelot Drive,
Richmond, BC  V7C 4S4

INGRID FEDERATION                 218,000         218,000               NIL                      NIL
4524 Main Street
Vancouver, BC V5V 3R5

RAMONA FEDERATION             248,000         248,000               NIL                      NIL
475 West 41st Avenue
Vancouver, BC  V5Y 2S6

PABLO GUGLIELMETTI              242,000        242,000               NIL                      NIL
9 de Julio 1885, 2000 Rosario,
Santa Fe, Republica Argentina

MARLON MCLAIN                        230,000       230,000                NIL                      NIL
3252 West 1st Avenue,
Vancouver, BC

SCOTT OPP                                 215,000        215,000                NIL                         NIL
1039 Westmount Drive,
Port Moody, BC  V3H 1L1

MARK TODOROVIC                236,000         236,000                 NIL                         NIL
3250 West 1st Avenue,
Vancouver, BC V6K 1H5

LANCE MORGINN                   246,000        246,000                 NIL                          NIL
P.O. Box 18008
2225 West 41st Avenue
Vancouver, BC  V6M 4L3

DON ROGELSTAD                    240,000      240,000                  NIL                          NIL
1006 Ogden Street
Coquitlam, BC  V3C 3P1

TOM STOKES                             225,000     225,000                  NIL                          NIL
216 1220 Falcon,
Coquitlam, BC V3E 2E5

PENNY BERTRAM                        5,000         5,000                  NIL                          NIL
15652 Aster Road,
Surrey, BC V4A 7R6

JORDAN BUCK                             6,500         6,500                   NIL                         NIL
11671 Astec Street
Richmond, BC  V6X 1H9

PAMELA BUCK                           5,500          5,500                    NIL                         NIL
11671 Astec Street
Richmond, BC  V6X 1H9

ALBERT CHARRON                   5,000          5,000                    NIL                          NIL
13 23387 70A Avenue,
Langley, BC V2Y 2J2

OMAR DAHLLA                         3,500          3,500                    NIL                          NIL
10691 Bissett Drive,
Richmond, BC V7A 4K8

DIANE EDEN                              7,000          7,000                    NIL                          NIL
5718 132A Street,
Surrey, BC

ANDREW EVANS                    7,500          7,500                    NIL                           NIL
3937 West 36st Avenue
Vancouver, BC  V6N 2S7

WERNER HAGMAYER           6,000          6,000                    NIL                           NIL
12780 20a Ave. Surrey, BC
Canada  V4A 7R5

SARAH HOFMANN
11786 Alderwood Crescent        1000          1000                      NIL                          NIL
Delta,BC, Canada V4E 3E6

GARRY MACKINNON           1500          1500                       NIL                          NIL
2189 Ocean Forest Drive
Surrey, BC, Canada

MICHELLE MACKINNON    2500          2500                        NIL                           NIL
2189 Ocean Forest Drive,
 Surrey, BC, Canada

JUDITH MASON                    4500           4500                        NIL                            NIL
109-1770-128 St., Surrey,
BC, Canada V4A 8V1

JOSHUA MORITA                 5000            5000                        NIL                           NIL
5785 Agronomy Road, Vancouver,
BC, Canada, V6T 1L9

KEN RALFS                           3000            3000                        NIL                           NIL
#42-3459 River Road West, Ladner,
BC, Canada, V4K 4Y9

CHRISTINA ROBERTSON   6000           6000                        NIL                              NIL
13425 20A Ave., Surrey, BC,
Canada, V4A 9N8

IRMI SCHOPE                        7,500          7,500                       NIL                              NIL
12780-20th. Ave., Surrey,
BC, Canada, V4A 7R6

DARREN SILVESTER          5,000          5,000                        NIL                              NIL
#505-706 Queens Ave.,
New Westminster, BC,
Canada.

GREG SMITH                    7,500             7,500                    NIL                                   NIL
5785Agronomy Road,
Vancouver, BC, Canada,
 V6T 1L9

SHEILA TAIT                    2,500             2,500                    NIL                                  NIL
13008-13th Ave., White Rock,
BC, Canada.

DWAYNE YARETZ           8,000            8,000                    NIL                                 NIL
959 Homer, Vancouver,
BC, Canada.